EXHIBIT 23.4


                     CONSENT OF MV DEVELOPMENT COMPANY, LLC
                             TO SERVE AS MANAGER OF
                    MOUNT VINTAGE PLANTATION GOLF CLUB, LLC



                                 August 31, 1998




Mount Vintage Plantation Golf Club, LLC
Edgefield, South Carolina


      MV Development Company, LLC, a South Carolina limited liability company, hereby consents to serve as manager of Mount Vintage Plantation Golf Club, LLC.



                                          MV DEVELOPMENT COMPANY, LLC


                                          By: /s/ Bettis C. Rainsford


                                                 Bettis C. Rainsford, Member